Exhibit 99

3959 N. Lincoln Ave.	NEWS RELEASE
Chicago, IL 60613
(773) 832-3088
www.corusbank.com

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION:
February 12, 2008	Tim Taylor
Chief Financial Officer
(773)832-3470
E-mail: ttaylor@corusbank.com
CORUS BANKSHARES ANNOUNCES
QUARTERLY DIVIDEND
Chicago, Illinois — Corus Bankshares, Inc. (NASDAQ: CORS) (“Corus”) today announced that the Board of Directors declared a quarterly cash dividend on common stock of $0.25 per share. Corus’ first quarter cash dividend will be paid to shareholders of record as of March 26, 2008, and will begin trading ex-dividend on March 24, 2008. The dividend will be paid on April 10, 2008.
Corus Bankshares, Inc. is a bank holding company headquartered in Chicago, Illinois. Corus conducts its banking operations through its wholly-owned banking subsidiary Corus Bank, N.A. (the “Bank”). The Bank is an active lender nationwide, specializing in condominium construction, conversion, and inventory loans. The Bank also provides financing for office, hotel, and apartment projects. Its outstanding commercial real estate loans and construction commitments total approximately $7.6 billion. Corus’ common stock trades on the NASDAQ Global Select Market tier of The NASDAQ Stock Market under the symbol: CORS.
# # #